As filed with the Securities and Exchange Commission on June 16, 2003

Registration No. 1-31312

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

Medco Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	22-3461740 (IRS Employer Identification No.)

100 Parsons Pond Drive Franklin Lakes, New Jersey (Address of Principal Executive Offices)	07417 (Zip Code)

Registrant’s telephone number, including area code: (201) 269-3400

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

The purpose of this Amendment No.1 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth below in Item 15.

Medco Health Solutions, Inc.

Cross-Reference Sheet Between the Information Statement and Items of Form 10

Information Included in the Information Statement and Incorporated by Reference

into

the Registration Statement on Form 10

Item No.	Caption	Location in Information Statement

1.	Business	“Summary”; “Business”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and “Relationships Between Our Company and Merck & Co., Inc.”

2.	Financial Information	“Summary”; “Selected Historical Consolidated Financial and Operating Data”; “Unaudited Pro Forma Condensed Consolidated Financial Data”; and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	“Business—Facilities”

4.	Securities Ownership of Certain Beneficial Owners and Management	“Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Officers	“Management”

6.	Executive Compensation	“Management”

7.	Certain Relationships and Related Transactions	“Summary”; “The Distribution”; “Management”; and “Relationships Between Our Company and Merck & Co., Inc.”

8.	Legal Proceedings	“Business”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary”; “The Distribution”; “Capitalization”; “Dividend Policy”; and “Description of Capital Stock”

10.	Recent Sales of Unregistered Securities	“Description of Capital Stock”

11.	Description of Registrant’s Securities to be Registered	“Description of Capital Stock”

12.	Indemnification of Directors and Officers	“Description of Capital Stock”; and “Relationships Between Our Company and Merck & Co., Inc.”

13.	Financial Statements and Supplementary Data	“Summary”; “Selected Historical Consolidated Financial and Operating Data”; “Unaudited Pro Forma Condensed Consolidated Financial Data”; and Consolidated Financial Statements

14.	Changes In and Disagreements with Accountants on Accounting and Financial Matters	“Management’s Discussion and Analysis of Financial Condition and Results of Operations”

15.	Financial Statements and Exhibits

(a)    Financial Statements and Financial Statement Schedules

The following financial statements are included in the Information Statement and filed as a part of this Registration Statement on Form 10:

(1)	Unaudited Pro Forma Condensed Consolidated Financial Data of Medco Health Solutions, Inc.; and

(2)	Consolidated Financial Statements of Medco Health Solutions, Inc.

The following financial statement schedule for fiscal years 2000, 2001 and 2002 is included in the Information Statement and filed as part of this Registration Statement:

Schedule II—Valuation and Qualifying Accounts

(b)    Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Master Separation and Distribution Agreement between Merck & Co., Inc. and the Registrant*

3.1	Form of Amended and Restated Certificate of Incorporation of Medco Health Solutions, Inc.*

3.2	Form of Amended and Restated Bylaws of Medco Health Solutions, Inc.*

4.1	Form of Medco Health Solutions, Inc. common stock certificate*

10.1	Medco Health Solutions, Inc. 2002 Stock Incentive Plan**

10.2	Medco Health Solutions, Inc. 2002 Executive Severance Plan***

10.3

Pharmacy Benefit Management Agreement between United Healthcare Services, Inc. and the Registrant, dated as of November 11, 1998 (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-86392))†

10.4	Amendments to Pharmacy Benefit Management Agreement between United Healthcare Services, Inc. and the Registrant**†

10.5	Amended and Restated Managed Care Agreement between Merck & Co., Inc. and the Registrant, dated as of May 28, 2003***

10.6	Form of Indemnification and Insurance Agreement between Merck & Co., Inc. and the Registrant*

10.7	Form of Tax Responsibility Allocation Agreement between Merck & Co., Inc. and the Registrant*

10.8	Patient Assistance Program Agreement between Merck & Co., Inc., Merck Patient Assistance Program, Inc. and the Registrant, dated as of June 28, 2002***

10.9	e-Health Services Agreement between Merck & Co., Inc. and the Registrant, dated as of June 28, 2002***

10.10	Point of Care Data Services Agreement between Merck & Co., Inc. and the Registrant, dated as of June 28, 2002***

10.11	Data Flow Continuation Agreement between Merck & Co., Inc. and the Registrant, dated as of June 28, 2002***

10.12	Employee Matters Agreement between Merck & Co., Inc. and the Registrant*

10.13	Conditions of Employment of Richard T. Clark, dated as of August 14, 1972, and Amendment to Conditions of Employment, dated as of January 29, 1999***

Exhibit Number	Exhibit Description

10.14	Employment Agreement with David B. Snow, Jr., dated as of March 17, 2003***

10.15	Key Employee Agreement of Timothy C. Wentworth, dated as of December 10, 1998***

10.16	Key Employee Agreement of Sandra E. Peterson, dated as of December 21, 1998***

10.17	Key Employee Agreement of Arthur H. Nardin, dated as of July 7, 1988***

10.18	Key Employee and Special Compensation Agreement of Robert J. Blyskal, dated as of May 24, 1993***

10.19	Form of Credit Agreement to be entered into among the Registrant, the lenders party thereto and , as administrative agent*

10.20	Form of Indenture between the Registrant and , as Trustee, relating to the Registrant’s Senior Notes Due 2013*

10.21

Form of Accounts Receivable Financing Facility, to be entered into among a subsidiary of the Registrant, the financial institutions and commercial paper conduits party thereto and                         , as administrative agent*

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated as of April 17, 2002***

21.1	List of Subsidiaries***

99.1	Information Statement***

*	To be filed by amendment.
**	Filed herewith.
***	Previously filed.
†	Confidential portions of this Exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a claim of confidential treatment.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

By:	/s/ David S. Machlowitz
David S. Machlowitz Senior Vice President, General Counsel and Secretary

Dated:    June 13, 2003